SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                 February 15, 2000
                         (Date of earliest event reported)




                           CITIZENS UTILITIES COMPANY
               (Exact name of Registrant as specified in charter)



          Delaware                    001-11001              06-0619596
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification No.)



3 High Ridge Park, P.O. Box 3801, Stamford, Connecticut        06905
-------------------------------------------------------        -----
(Address of principal executive offices)                   (Zip Code)



                                 (203) 614-5600
               (Registrant's telephone number, including area code)


                           No change since last report
             (Former name or address, if changed since last report)

Item 5.  Other Events.
         Citizens Utilities Company has agreed to sell its electric utility operations. The Arizona and Vermont electric divisions will be sold to Cap Rock Energy Corporation and the Kauai (Hawaii) electric division will be sold to Kauai Island Electric Co-op for an aggregate purchase price of $535 million. The transactions, which are subject to regulatory approvals, are expected to close within twelve months.

Item 7.  Financial Statements, Exhibits.

         (c)      Exhibits

                  99.1 Press release of Citizens Utilities Company released February 15, 2000 announcing that it will sell all of its electric utility operation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CITIZENS UTILITIES COMPANY
                                      Registrant




                                      By:/s/ Robert J. DeSantis
                                      ------------------------------------------
                                      Vice President and Chief Financial Officer





Date:    February 16, 2000